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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90333) pertaining to the Pactiv Hourly 401(k) Savings and Investment Plan, of our report dated May 19, 2003, with respect to the financial statements and schedules of the Pactiv Hourly 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

Ernst & Young LLP
Chicago, Illinois
June 30, 2003